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[American Appraisal Letterhead]                                     Exhibit 23.5


9th February, 2004


TOM Online Inc.                                          Ref No. 03/0934/Consent
8th Floor, Tower W3, Oriental Plaza
No. 1 Dong Chang An Avenue
Beijing, China 100738


Dear Sirs/Madams,

                               Re: TOM Online Inc.
                                   ---------------

As an independent property valuer, we consent to the inclusion of our report in connection with the filing by the TOM Online Inc. (the "Company") with the United States Securities and Exchange Commission of a Registration Statement on Form F-1 (together with any amendments thereto, the "Registration Statement") relating to American depositary shares ("ADSs").

We also consent to the reference of our firm under the heading "Experts" and elsewhere in the Registration Statement, and to the filing of this letter with the Securities and Exchange Commission as an exhibit to such Registration Statement.


Yours faithfully,
For and on behalf of
AMERICAN APPRAISAL CHINA LIMITED




/s/ Calvin K.C. Chan
Calvin K.C. Chan
MRICS, AHKIS, RPS (GP)
Assistant Vice President


CC/ot